POWER OF ATTORNEY


I, Natasha Pollock, an officer of The Timken Company, hereby constitute and appoint Hansal N. Patel, Christine
M. Przybysz and John-Alex Shoaff, each of them, my true and lawful attorney or attorneys-in-fact, with full power of substitution and re-substitution, for me and in my name, place and stead, to sign on my behalf any Forms 3, 4, 5 or 144 required pursuant to the Securities
Act of 1933 or the Securities Exchange Act of 1934, and to sign any and all amendments to such Forms 3, 4, 5 or 144, and to file the same with the Securities and Exchange
Commission, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that any of said attorney or attorneys-in-fact or any of them or their substitutes, may deem necessary or desirable, in his/her or their sole discretion, with any such act or thing being hereby ratified and approved in all respects without any further act or deed whatsoever.


Executed this 3rd day of August, 2022 by the undersigned.






				/s/ Natasha Pollock
				Natasha Pollock